UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 14, 2022

Climate Real Impact Solutions II Acquisition Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39944	85-4141622
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Carnegie Center, Suite 510

Princeton, New Jersey 08540

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 847-0360

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Series A common stock, $0.0001 par value, and one-fifth of one redeemable warrant	CLIM.U	New York Stock Exchange
Shares of Class A common stock included as part of the units	CLIM	New York Stock Exchange
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	CLIM WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 14, 2022, Climate Real Impact Solutions II Acquisition Corporation (“CLIM”) filed a definitive proxy statement relating to a special meeting of stockholders to approve (i) an amendment to the Company’s amended and restated certificate of incorporation (the “Charter Amendment Proposal”) and (ii), an amendment to the Investment Management Trust Agreement, dated January 26, 2021, by and between the Company and Continental Stock Transfer & Trust Company, as trustee (the “Trust Amendment Proposal” and together with the Charter Amendment Proposal, the “Proposals”), which would, if implemented, allow the Company to redeem all of its outstanding shares of Class A common stock, par value $0.0001 per share (the “Public Shares”) in advance of the Company’s contractual expiration date of January 29, 2023 by changing the date by which the Company must cease all operations except for the purpose of winding up if it fails to complete a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination (a “Business Combination”) from January 29, 2023 to the later of (x) December 8, 2022 or (y) the date of effectiveness of the second amended and restated charter (the “Amended Termination Date”).

If the Proposals are approved, and because the Company will not be able to complete an initial Business Combination by the Amended Termination Date, the Company will redeem all Public Shares as promptly as reasonably possible, but not more than ten business days after the Amended Termination Date (the “Mandatory Redemption”). The Company expects to complete the Mandatory Redemption on or around December 9, 2022, if shareholders approve the Proposals. Additionally, the last day of trading of the Public Shares will be December 8, 2022, if shareholders approve the Proposals.

The virtual special meeting will be held on Thursday, December 8, 2022 at 11:00 a.m. New York City time, and the record date for the meeting was the close of business (New York City time) on November 7, 2022.

Forward-Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the proposed early unwind of CLIM. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the receipt of the requisite stockholder approval to effect this proposed transaction. These forward-looking statements speak only as of the date of Current Report on Form 8-K, and CLIM expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of CLIM, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for risks and uncertainties related to CLIM’s business which may affect the statements made in this Current Report on Form 8-K.

Additional Information

Nothing in the foregoing communication shall constitute a solicitation to buy or an offer to sell any of CLIM’s securities. CLIM’s stockholders and other investors are urged to read the proxy statement (a preliminary filing of which has been made with the Securities and Exchange Commission (the “SEC”)) because it will contain important information relating to the foregoing. Copies of CLIM’s SEC filings are available free of charge at the SEC’s website (http://www.sec.gov).

Participants in a Solicitation

The directors and executive officers of CLIM and other persons may be deemed to be participants in the solicitation of proxies in respect of any proposals to be vote on at the special meeting. Information regarding the directors and executive officers of CLIM is available in its definitive proxy statement, which was filed with the SEC on November 14, 2022. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be available in the proxy materials regarding the proposed transaction (a preliminary filing of which has been made with the SEC). Free copies of these documents may be obtained as described in the preceding paragraph.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2022

Climate Real Impact Solutions II Acquisition Corporation

By:	/s/ John A. Cavalier
	Name:	John A. Cavalier
	Title:	Chief Executive Officer and Chief Financial Officer

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